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                                                              EXHIBIT 10(a)

                        PEOPLES ENERGY CORPORATION

                  SHORT-TERM INCENTIVE COMPENSATION PLAN


                         Effective October 1, 1992
              (Amended December 2, 1992 and December 7, 1994)


                  ARTICLE 1.  ESTABLISHMENT AND PURPOSES

     1.1 ESTABLISHMENT OF THE PLAN. Peoples Energy Corporation, an Illinois corporation, hereby establishes an annual incentive compensation plan to be known as the "Peoples Energy Corporation Short-Term Incentive Compensation Plan", as set forth in this document. The Plan permits the awarding of annual cash bonuses to Employes of the Company, based on levels of achievement under preestablished performance measures.

     The Plan shall become effective as October 1, 1992 and shall remain in effect until terminated by the Board.

     1.2  PURPOSES.  The purposes of the Plan are as follows:

          (a) To provide to Participants meaningful incentives that will benefit shareholders and customers through improvement in performance in areas of strategic concern to the Company;

          (b) To provide competitive levels of compensation to enable the Company to attract and retain people who are able to make a significant contribution to the Company's success; and

          (c) To encourage teamwork and cooperation in the achievement of Company goals.


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                          ARTICLE 2.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the terms is capitalized:

          (a) "Award Opportunity" means the various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.2 herein.

          (b) "Board" or "Board of Directors" means the Board of Directors of Peoples Energy Corporation.

          (c) "Cause" shall mean the occurrence of any one or more of the following:

               (i) The willful and continued failure by a Participant to perform substantially his or her duties (other than any such failure resulting from the Participant's disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within ten (10) business days after receiving such notice; or

               (ii) The Participant's conviction for committing a felony;
                    or

              (iii) The willful engaging by the Participant in gross
                    misconduct materially and demonstrably injurious to the Company.

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                    However, no act, or failure to act, on the
                    Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

          (d) "Change in Control" shall be deemed to have occurred if any one of the following events has occurred:

               (i) Twenty percent (20%) or more of Peoples' outstanding shares of common stock have been acquired by any Person other than directly from Peoples; or

               (ii) There has been a merger or equivalent combination after which forty-nine percent (49%) or more of the voting stock of the surviving corporation is held by Persons other than former stockholders of Peoples; or

              (iii) Twenty percent (20%) or more of the directors elected by stockholders to the Board of Directors are Persons who were not nominated by management in the most recent proxy statement of Peoples; or

               (iv) the stockholders of Peoples approve:  (A) a plan of
                    complete liquidation of Peoples or (B) an agreement for the sale or disposition of all or substantially all of Peoples' assets.


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          However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purpose of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group, except for: (A) passive ownership of less than five percent (5%) of the voting common stock of the purchasing company; or (B) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.

          (e) "Committee" means the Compensation-Nominating Committee of the Board.

          (f) "Company" means Peoples Energy Corporation, an Illinois corporation (including any and all Subsidiaries), and any successor thereto.

          (g) "Computed Award Amount" means the amount of an award to a Participant, computed at the end of the Plan Year on the basis of levels of achievement under the preestablished corporate, divisional and/or individual measures.

          (h)  "Effective Date" means October 1, 1992.

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          (i)  "Employee" means a full-time, salaried employee of the
               Company who occupies a position in an officer salary grade.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          (k) "Final Award" means, with respect to the Chief Executive Officer, the actual award earned during a Plan Year by a Participant, as determined by the Committee, subject to the approval of the majority of the Outside Directors and, with respect to all other Participants, the actual award earned during a Plan Year by a Participant, as determined by the Committee at the end of the Plan Year.

          (l) "Outside Directors" means all members of the Board who are not employees or officers of the Company.

          (m) "Participant" means an Employee who is actively participating in the Plan as determined by the Committee under Article 4 herein.

          (n)  "Peoples" means Peoples Energy Corporation.

          (o)  "Person" shall have the meaning ascribed to such term in
               Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
               Section 13(d).

          (p) "Plan" means the Peoples Energy Corporation Short-Term Incentive Compensation Plan.

          (q)  "Plan Year" means Peoples Energy Corporation's fiscal year.


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          (r)  "Subsidiary" means any corporation more than 50 percent of the total combined voting power of which is owned by Peoples or by another corporation qualifying as a Subsidiary within this definition, or by a combination of any of them.

                        ARTICLE 3.  ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Committee in accordance with rules that it may establish from time to time, that are not inconsistent with the provisions of the Plan.

     3.2 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties. All determinations and decisions as to any disputed question concerning the Final Award for the Chief Executive Officer shall be made by the Committee, subject to the approval of the majority of the Outside Directors, which determinations and decisions shall be final, binding, and conclusive upon all parties.

     3.3 INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and


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from any and all amounts paid by him or her in settlement thereof, with the
Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

                 ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

     4.1 ELIGIBILITY. All Employees (as defined in Article 2 herein) who are actively employed by the Company prior to April 1 of any Plan Year shall be eligible to participate in the Plan for such Plan Year.

     4.2 PARTICIPATION. Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in Section 4.1 herein. Employees who are to be Participants in the Plan for a Plan Year shall be so notified in writing, and shall be apprised of the performance measures and related award opportunities for the Plan Year, at the beginning of the Plan Year or as soon as is practicable.

     4.3 PARTIAL PLAN YEAR PARTICIPATION. In the event that an Employee becomes eligible to participate in the Plan subsequent to the commencement of a Plan Year, but prior to April 1 of such Plan Year, then such Employee's Final Award shall be prorated


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based upon the number of full weeks of employment with the Company during such Plan Year. Except with respect to the Final Award for the Chief Executive Officer, the Committee shall have full discretion to determine the proper calculation for such proration. The Committee shall have discretion to determine the proper calculation for such proration in the case of the Final Award for the Chief Executive Officer, subject to the approval of the majority of the Outside Directors.

     4.4 NO RIGHT TO PARTICIPATE. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having previously participated in the Plan.

                      ARTICLE 5.  AWARD DETERMINATION

     5.1 PERFORMANCE MEASURES. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish performance measures for that Plan Year. The performance measures may be based on any combination of corporate, divisional, and/or individual measures. After the performance measures are established, the Committee will align the achievement of performance levels with the Award Opportunities (as described in Section 5.2 herein), such that the levels of achievement under the preestablished performance measures at the end of the Plan Year will determine the Final Award amounts, subject to the Committee's exercising subjective discretion in the determination of Final Awards for all Participants other than the Chief Executive Officer and the Committee exercising subjective discretion in the determination of the Final Award for the Chief Executive Officer, subject to the approval


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of the majority of the Outside Directors.  The Chief Executive Officer
shall have the responsibility for the designation and evaluation of divisional and/or individual performance measures, subject to the Committee's determination of Final Award amounts.

     The Committee also may establish one or more Company-wide performance measures which must be achieved for any Participant to receive an award for that Plan Year.

     5.2 AWARD OPPORTUNITIES. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish an Award Opportunity for each Participant. The established Award Opportunities for a Plan Year may vary in relation to the job classifications of Participants. In the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

     5.3 ADJUSTMENT OF PERFORMANCE MEASURES. The Committee shall have the right to adjust the performance measures, including Company-wide performance measures, and the Award Opportunities (either up or down) during a Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the appropriateness of the measures or have unduly influenced the Company's or the Participant's ability to meet levels of achievement under the measures. Further, in the event of a Plan Year of less than twelve (12) months, the Committee shall have the right to adjust the performance measures and the Award Opportunities accordingly, at its discretion.


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     5.4  FINAL AWARD DETERMINATIONS.  At the end of each Plan Year, a
Final Award shall be computed by the Committee for the Chief Executive Officer, subject to the approval of the majority of the Outside Directors, and solely by the Committee for all other Participants. The Final Award for the Chief Executive Officer may vary above or below the Computed Award Amount at the discretion of the Committee, subject to the approval of the majority of the Outside Directors. The Final Award for all other Participants may vary above or below the Computed Award Amount at the sole discretion of the Committee.

     5.5 AWARD CAP. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Plan Year. The guidelines may be expressed as a percentage of corporate-wide goals or financial measures, or such other measures as the Committee shall from time to time determine.

                    ARTICLE 6.  PAYMENT OF FINAL AWARDS

     6.1 FORM AND TIMING OF PAYMENT. Except as set forth in Section 6.3 herein, each Final Award payment shall be paid in cash, in one lump sum, within seventy-five (75) calendar days after the end of each Plan Year.

     6.2 UNSECURED INTEREST. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive


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payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

     6.3 DEFERRAL. The Committee may in its discretion provide for the voluntary deferral by Participants of any payment or portion thereof of a Final Award. In the event the Committee provides for deferral, it shall also provide for accrual and payment of interest on amounts so deferred.

                   ARTICLE 7.  TERMINATION OF EMPLOYMENT

     7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH OR RETIREMENT. In the event a Participant's employment is terminated by reason of death or retirement, the Final Award determined in accordance with Section 5.4 herein, shall be reduced to reflect only participation prior to termination. The reduced award shall be determined by multiplying said Final Award by a fraction; the numerator of which is the number of full weeks of employment in the Plan Year through the date of employment termination, and the denominator of which is fifty-two (52).

     The Final Award thus determined shall be paid within seventy-five (75) calendar days following the end of the Plan Year in which employment termination occurred.

     7.2 TERMINATION OF EMPLOYMENT DUE TO DISABILITY. In the event a Participant's employment is terminated by reason of disability (as determined in the sole discretion of the Committee), the Committee, in its sole discretion, may either: (A) pay the Final Award determined in accordance with Section 5.4 herein without reduction or (B) pay a reduced amount of the Final Award, computed as determined by the Committee. Any


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determination under this Section 7.2 regarding the Chief Executive Officer shall be made by the Committee, subject to the approval of the majority of the Outside Directors.

     7.3 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event a Participant's employment is terminated for any reason other than death, disability, or retirement (as determined in the sole discretion of the Committee), all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. However, except in the event of an employment termination for Cause, the Committee, in its sole discretion, may pay a prorated award for the portion of that Plan Year that the Participant was employed by the Company, computed as determined by the Committee. Any determination under this Section 7.3 regarding the Chief Executive Officer shall be made by the Committee, subject to the approval of the majority of the Outside Directors.

                    ARTICLE 8.  RIGHTS OF PARTICIPANTS

     8.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     8.2 NON-TRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.


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     8.3  EFFECT OF AWARD ON EMPLOYEE BENEFITS.  Except as is expressly set forth in any employee benefit plan of the Company, payment of an award to a Participant under the Plan is special additional compensation and shall not have any effect upon any of the Participant's employee benefits.

                    ARTICLE 9.  BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.
Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only upon receipt by the Secretary of Peoples or a written notice given by the Participant during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                      ARTICLE 10.  CHANGE IN CONTROL

     10.1 CONTINUATION OF PLAN AND PARTICIPATION. In the event that following a Change in Control, the Plan and the employment of a majority of the Participants continue without interruption throughout the entire Plan Year in which the Change in Control occurred, the provisions of the Plan, as set forth herein shall govern.

     10.2 OTHER EVENTS. In the event of a Change in Control, together with the occurrence of any of the following within the Plan Year in which the Change in Control


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occurs:  (i) a discontinuation of the Plan; (ii) the termination of the employment of a majority of the Participants who were Employes immediately prior to the Change in Control; or (iii) restructuring or accounting charges occurring incident to the Change in Control make the sizes of Final Awards inconsistent with the Final Award sizes contemplated by the Committee at the beginning of the Plan Year, then each Participant shall be entitled to payment of an amount equal to the amount of his or her Computed Award Amount for the Plan Year during which such Change in Control occurs. Such amount shall be paid in cash to each Participant promptly following the earlier to occur of: (i) any discontinuance of the Plan during a Plan Year in which a Change in Control occurs; or (ii) seventy-five (75) days after the end of the Plan Year in which the Change in Control occurs.

                          ARTICLE 11.  AMENDMENTS

     The Board of Directors, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary as the case may be) to a payment or distribution hereunder to which he or she is entitled.


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                        ARTICLE 12.  MISCELLANEOUS

     12.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Illinois.

     12.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

     12.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

     12.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     12.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

     12.6 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a director or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.